                                                                                                                  Page 1 of 2
                                                                                                                  Exhibit (11)

                                                        THE LTV CORPORATION
                                          Calculation of Primary Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)
                                                                         Three Months Ended June 30,
                                              ---------------------------------------------------------------------------
                                                             1995                                      1994
                                              ----------------------------------       ----------------------------------
                                               Shares       Amount        EPS           Shares        Amount       EPS
                                              --------      ----------  --------       -------        -------    --------
Income from continuing operations                           $     64.6                               $   38.7

Preferred stock dividend requirements                             (0.5)                                  (0.5)
                                                            ----------                                -------
                                                                  64.1                                   38.2
Share base:

Average Common Stock outstanding               105,308                                  91,614

Common Stock equivalent shares
    resulting from outstanding Series A
    Warrants, Stock Options,
    Restricted Stock and other                      11                                       4

Common Stock issuable upon
    conversion of Series B
    Preferred Stock                              2,926             0.5                   2,926            0.5
                                              --------      ----------                 -------        -------
                                               108,245      $     64.6                  94,544        $  38.7
                                              ========      ==========                 =======        =======
PRIMARY EARNINGS (LOSS) PER SHARE:
    Continuing operations                                                $   0.59                                 $   0.41
    Discontinued operations                                                 (0.08)                                   (0.01)
                                                                         --------                                 --------
    Net income                                                           $   0.51                                 $   0.40
                                                                         ========                                 ========



                                                                          Six Months Ended June 30,
                                              ---------------------------------------------------------------------------
                                                             1995                                      1994
                                              ----------------------------------       ----------------------------------
                                               Shares       Amount        EPS           Shares        Amount       EPS
                                              --------      ----------  --------       -------        -------    --------
Income from continuing operations                           $    115.5                               $   54.8

Preferred stock dividend requirements                             (1.1)                                  (1.1)
                                                            ----------                                -------
                                                                 114.4                                   53.7
Share base:

Average Common Stock outstanding               105,307                                  91,605

Common Stock equivalent shares
    resulting from outstanding Series A
    Warrants, Stock Options,
    Restricted Stock and other                       9                                      51

Common Stock issuable upon
    conversion of Series B
    Preferred Stock                              2,926             1.1                   2,926            1.1
                                              --------      ----------                 -------        -------
                                               108,242      $    115.5                  94,582       $   54.8
                                              ========      ==========                 =======        =======
PRIMARY EARNINGS (LOSS) PER SHARE:
    Continuing operations                                                $   1.07                                 $   0.58
    Discontinued operations                                                 (0.08)                                   (0.02)
                                                                         --------                                 --------
    Net income                                                           $   0.99                                 $   0.56
                                                                         ========                                 ========

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
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                                                                                                             Page 2 of 2
                                                                                                             Exhibit (11)

                                                        THE LTV CORPORATION
                                       Calculation of Fully Diluted Earnings Per Share (EPS)
                                            (Dollar amounts in millions except for EPS)
                                                     (Share data in thousands)

                                                                         Three Months Ended June 30,
                                              ---------------------------------------------------------------------------
                                                             1995                                      1994
                                              ----------------------------------       ----------------------------------
                                               Shares       Amount        EPS           Shares        Amount       EPS
                                              --------      ----------  --------       -------        -------    --------
Income from continuing operations                           $     64.6                               $   38.7

Preferred stock dividend requirements                             (0.5)                                  (0.5)
                                                            ----------                                -------
                                                                  64.1                                   38.2
Share base:

Average Common Stock outstanding               105,308                                  91,614

Common Stock equivalent shares
    resulting from outstanding Series A
    Warrants, Stock Options,
    Restricted Stock and other                      13                                       5

Common Stock issuable upon
    conversion of Series B
    Preferred Stock                              2,926             0.5                   2,926            0.5

Common Stock issuable upon
    conversion of Senior Secured
    Convertible Notes                            5,128             1.3                   5,128            1.3
                                              --------      ----------                 -------        -------
                                               113,375      $     65.9                  99,673        $  40.0
                                              ========      ==========                 =======        =======
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Continuing operations                                                $   0.58                                 $   0.40
    Discontinued operations                                                 (0.08)                                   (0.01)
                                                                         --------                                 --------
    Net income                                                           $   0.50                                 $   0.39
                                                                         ========                                 ========



                                                                          Six Months Ended June 30,
                                              ---------------------------------------------------------------------------
                                                             1995                                      1994
                                              ----------------------------------       ----------------------------------
                                               Shares       Amount        EPS           Shares        Amount       EPS
                                              --------      ----------  --------       -------        -------    --------
Income from continuing operations                           $    115.5                               $   54.8

Preferred stock dividend requirements                             (1.1)                                  (1.1)
                                                            ----------                                -------
                                                                 114.4                                   53.7
Share base:

Average Common Stock outstanding               105,307                                  91,605

Common Stock equivalent shares
    resulting from outstanding Series A
    Warrants, Stock Options,
    Restricted Stock and other                      12                                      52

Common Stock issuable upon
    conversion of Series B
    Preferred Stock                              2,926             1.1                   2,926            1.1

Common Stock issuable upon
    conversion of Senior Secured
    Convertible Notes                            5,128             2.6                   5,128            2.6
                                              --------      ----------                 -------        -------
                                               113,373      $    118.1                  99,711       $   57.4
                                              ========      ==========                 =======        =======
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Continuing operations                                                $   1.04                                 $   0.58
    Discontinued operations                                                 (0.08)                                   (0.02)
                                                                         --------                                 --------
    Net income                                                           $   0.96                                 $   0.56
                                                                         ========                                 ========


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